Exhibit 99.1


  Black Box Corporation Reports First Quarter Fiscal 2004 Results

    PITTSBURGH, Pa.--(BUSINESS WIRE)--July 22, 2003--Black Box Corporation (Nasdaq:BBOX) today reported for the first quarter ended June 29, 2003, diluted earnings per share of 60 cents compared to 70 cents last year, down 14%. Corresponding reported net income for the quarter was $11.5 million or 9.0% of revenues, compared to $14.7 million or 9.5% of revenues last year.
    Total revenues for the quarter were $128 million, down 17% from $154 million last year. North American revenues were $86 million, down 20% from last year's $108 million. European revenues were $34 million, down 7% from last year's $36 million. All Other revenues were $8 million, down 20% from last year's $10 million.
    First quarter cash provided by operating activities was $14 million or 123% of net income, compared to $19 million or 132% of net income last year. Free cash flow was $16 million compared to $24 million last year. The first quarter's free cash flow of $16 million was used towards: Black Box stock repurchases of $14 million; dividend payments of $1 million; and merger activity of $1 million. The Company also used $5 million of cash on hand for additional stock repurchases during the quarter. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available for stock repurchases, mergers, dividend payments or debt reduction.
    In accordance with SEC Regulation G, the attached financial charts include reconciliations of non-GAAP financial measures in this release to the most directly comparable GAAP measure.
    Commenting on the first quarter results, Mr. Young, said, "Although revenues were down, Black Box remains operationally and financially strong. This is a direct result of our commitment and demonstrated ability to properly size our cost structure. At the current level of revenues we are pleased with our overall operating performance, and particularly, with net income at 9% of revenues and operating cash flow of $14 million, or 123% of net income. In addition, we continue to fund our strategic growth initiatives."
    Mr. Young went on to say, "These strategic growth initiatives are focused both on increasing market share in existing markets and developing new markets. Specific examples would include our innovative One Source for Worldwide Infrastructure Program and our recently announced In-Home Networking Partnership Program. Although the world economy remains challenging, Black Box remains well positioned for future long-term profitable growth."
    The Company will conduct a conference call beginning at 10:45 a.m. Eastern Time today, July 22, 2003. Fred Young, Chief Executive Officer, will host the call. To participate in the call, please dial
(612) 326-1011 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing (320) 365-3844 and using access code 690382.
    This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected, including levels of business activity and global economic conditions. Any information, which is not historical in nature, constitutes such forward-looking statements and speaks only as of the date of this release.
    Black Box is the world's largest technical services company dedicated to designing, building and maintaining today's complicated network infrastructure systems. Black Box services 150,000 clients in 132 countries with 117 offices throughout the world.



                        BLACK BOX CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)


                                                      (Unaudited)
                                                     Quarter Ended
                                                  --------------------
                                                   June 29,  June 30,
                                                    2003       2002
                                                  ---------- ---------

Revenues                                           $128,347  $154,412
   Cost of sales                                     74,900    92,520
                                                  ---------- ---------
Gross profit                                         53,447    61,892

   Selling, general and administrative expenses      34,985    37,704
   Intangibles amortization                              89       101
                                                  ---------- ---------
Operating income                                     18,373    24,087

   Interest expense, net                                420       772
   Other (income)/expenses, net                          (9)       37
                                                  ---------- ---------
Income before income taxes                           17,962    23,278

   Provision for income taxes                         6,466     8,613
                                                  ---------- ---------
Net income                                          $11,496   $14,665
                                                  ========== =========

Basic earnings per common share                       $0.62     $0.72

Diluted earnings per common share                     $0.60     $0.70

Weighted average common shares                       18,617    20,266

Weighted average common and common
   equivalent shares outstanding                     19,062    21,023




                        BLACK BOX CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                        (Dollars in thousands)

                                                 (Unaudited) (Audited)
                                                  June 29,   March 31,
ASSETS                                              2003       2003
                                                 ----------- ---------
Current assets:
Cash and cash equivalents                            $9,227   $14,043
Trade accounts receivable, net                       96,362   100,263
Inventories, net                                     40,436    40,047
Costs and estimated earnings in excess of
billings on uncompleted contracts                    14,520    18,261
Other current assets                                 15,053    16,052
                                                 ----------- ---------
     Total current assets                           175,598   188,666

Property, plant and equipment, net                   33,536    34,737
Intangibles, net                                    402,732   399,299
Other assets                                          3,705     4,027
                                                 ----------- ---------
     Total assets                                  $615,571  $626,729
                                                 =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt                                           $443      $926
Accounts payable                                     22,876    30,508
Billings in excess of costs and estimated
earnings on uncompleted contracts                     2,816     3,295
Accrued expenses                                     26,623    32,547
Accrued taxes                                         4,587     2,940
                                                 ----------- ---------
     Total current liabilities                       57,345    70,216
                                                 ----------- ---------

Long-term debt                                       50,023    49,453
Other liabilities                                    12,419    12,638

Stockholders' equity:
Common stock                                             23        23
Additional paid-in capital                          295,524   295,271
Retained earnings                                   369,629   359,037
Treasury stock, at cost                            (178,106) (163,547)
Accumulated other comprehensive gain                  8,714     3,638
                                                 ----------- ---------
     Total stockholders' equity                     495,784   494,422
                                                 ----------- ---------
     Total liabilities and stockholders' equity    $615,571  $626,729
                                                 =========== =========




                        BLACK BOX CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in thousands)

                                                       (Unaudited)
                                                      Quarter Ended
                                                    June 29,  June 30,
                                                      2003     2002
                                                    --------- --------
Cash flows from operating activities:
 Net income                                          $11,496  $14,665
 Adjustments to reconcile net income to cash
  provided
   by operating activities:
    Intangibles amortization                              89      101
    Depreciation                                       1,675    1,942
 Changes in working capital items:
    Account receivable, net                            3,901    5,720
    Inventories, net                                    (389)     188
    Other current assets                               4,780   (1,136)
    Accounts payable and accrued liabilities          (7,409)  (2,066)
                                                    --------- --------
 Cash provided by operating activities                14,143   19,414
                                                    --------- --------

Cash flows from investing activities:
    Capital expenditures, net of disposals                25     (273)
    Merger transactions, net of cash acquired           (784)  (2,749)
                                                    --------- --------
 Cash used in investing activities                      (759)  (3,022)
                                                    --------- --------

Cash flows from financing activities:
    Revolving credit borrowings, net                      87  (15,193)
    Proceeds from exercise of options                    246    1,436
    Payment of dividends                                (904)       -
    Purchase of treasury stock                       (19,278)  (3,694)
                                                    --------- --------
 Cash used in financing activities                   (19,849) (17,451)
                                                    --------- --------

Foreign currency translation adjustment                1,649    3,076
                                                    --------- --------

(Decrease)/ increase in cash and cash equivalents     (4,816)   2,017
Cash and cash equivalents at beginning of period      14,043   13,423
                                                    --------- --------

Cash and cash equivalents at end of period            $9,227  $15,440
                                                    ========= ========

Interest paid                                           $362     $796
Income taxes paid                                     $5,083   $6,044


    RECONCILIATIONS:

    In addition to reported results under U.S. GAAP for the fiscal periods, the following financial highlights table also include, where appropriate, a reconciliation of free cash flow (which is a non-GAAP measure), to the most directly comparable GAAP measures. All dollar amounts are in thousands except per share amounts.
    A reconciliation of cash provided by operating activities to free cash flow is presented below:


                                                        1Q04    1Q03
----------------------------------------------------------------------
Cash provided by operating activities                 $14,143 $19,414
Plus or (minus):
   Net capital disposals/expenditures                      25    (273)
   Foreign currency translation adjustment              1,649   3,076
   Proceeds from stock option exercises                   246   1,436
----------------------------------------------------------------------
Free cash flow                                        $16,063 $23,653
----------------------------------------------------------------------


    SUPPLEMENTAL INFORMATION:

    Additionally, the following supplemental information is being provided for comparisons of first quarter ended June 29, 2003 reported results to first quarter prior year. A reconciliation of results excluding special items (which is a non-GAAP measure) to the GAAP measure is presented where appropriate. All dollar amounts are in thousands.
    Information on revenues and operating income by geography is presented below:


                                             1Q04     4Q03     1Q03
----------------------------------------------------------------------
Revenues:
  North America                             $86,417  $87,132 $107,969
  Europe                                     33,598   37,630   36,018
  All Other                                   8,332   10,050   10,425
                                           ---------------------------
  Total                                    $128,347 $134,812 $154,412

Operating Income:
  North America                             $11,889   $5,056  $16,085
  % of North America revenues                  13.8%     5.8%    14.9%
  Europe                                     $4,602     $116   $5,633
  % of Europe revenues                         13.7%     0.3%    15.6%
  All Other                                  $1,882   $2,136   $2,369
  % of All Other revenues                      22.6%    21.3%    22.7%
                                           ---------------------------
  Total                                     $18,373   $7,308  $24,087
  % of total revenues                          14.3%     5.4%    15.6%

Special Items:
  North America                                 $--   $5,625      $--
  Europe                                         --    4,592       --
  All Other                                      --      154       --
                                           ---------------------------
  Total                                         $--  $10,371      $--

Operating Income excluding
  special items:
  North America                             $11,889  $10,681  $16,085
  % of North America revenues                  13.8%    12.3%    14.9%
  Europe                                     $4,602   $4,708   $5,633
  % of Europe revenues                         13.7%    12.5%    15.6%
  All Other                                  $1,882   $2,290   $2,369
  % of All Other revenues                      22.6%    22.9%    22.7%
                                           ---------------------------
  Total                                     $18,373  $17,679  $24,087
  % of total revenues                          14.3%    13.1%    15.6%
----------------------------------------------------------------------


    Information on revenues and gross profit for hotline services, structured cabling services and telephony services is presented below:


                                              1Q04    4Q03     1Q03
----------------------------------------------------------------------
Revenues:
  Hotline Services                          $55,976  $61,330  $63,554
  Structured Cabling Services                54,600   56,695   73,134
  Telephony Services                         17,771   16,787   17,724
                                           ---------------------------
  Total                                    $128,347 $134,812 $154,412

Gross Profit:
  Hotline Services                          $29,109  $31,729  $31,662
  % of Hotline Services revenues               52.0%    51.7%    49.8%
  Structured Cabling Services               $18,134  $15,005  $24,543
  % of Structured Cabling Services revenues    33.2%    26.5%    33.6%
  Telephony Services                         $6,204   $6,202   $5,687
  % of Telephony Services revenues             34.9%    36.9%    32.1%
                                           ---------------------------
  Total                                     $53,447  $52,936  $61,892
  % of total revenues                          41.6%    39.3%    40.1%
----------------------------------------------------------------------


    Information on revenues on a same-office basis is presented below:



                                                1Q04    1Q03    Change
----------------------------------------------------------------------
Revenues as reported                         $128,347 $154,412   (17)%
Less revenues from offices added since Fiscal
 2003                                          (1,975)    (219)   n/a
----------------------------------------------------------------------
Revenues on same-office basis                $126,372 $154,193   (18)%
----------------------------------------------------------------------

    Information on various balance sheet ratios, backlog and headcount is presented below:


($ in millions)                1Q04           4Q03          1Q03
----------------------------------------------------------------------
Accounts Receivable:
   Gross Accounts
    Receivable $              $108.0        $112.0         $119.3
   Reserve $ / %          $11.7/10.8%   $11.7/10.5%      $8.1/6.8%
                           ----          ----             ---
   Net Accounts
    Receivable $               $96.3        $100.3         $111.2

   Net Days Sales Outstanding     63 days       63 days        59 days

Inventory:
   Gross Inventory $           $44.4         $44.0          $49.7
   Reserve $ / %            $4.0/9.0%     $4.0/9.0%      $3.7/7.4%
                             ---           ---            ---
   Net Inventory $             $40.4         $40.0          $46.0

   Net Inventory Turns            7x            8x             8x

Six-Month Order Backlog          $58           $51            $54

Team Members                   3,009         3,123          3,675
----------------------------------------------------------------------



    CONTACT: Black Box Corporation
             Anna M. Baird, 724-873-6750
             724-873-6799 (fax)
             Email: investors@blackbox.com